CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293298 on Form S-6 of our report dated March 5, 2026, relating to the financial statement of FT 12771, comprising Vest Nasdaq 100 Buffered 30 Portfolio, Series 2, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 5, 2026